News ONEOK Third Quarter 2023 Conference Call and Webcast Scheduled TULSA, Okla. – Oct. 4, 2023 – ONEOK, Inc. (NYSE: OKE) will release third quarter 2023 earnings after the market closes on October 31, 2023. ONEOK’s executive management will participate in a conference call the following day. What: ONEOK third quarter 2023 earnings conference call and webcast When: 11 a.m. Eastern, November 1, 2023 10 a.m. Central Where: 1) Phone conference call dial 877-883-0383, entry number 3181064 2) Log on to the webcast at www.oneok.com If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for one year. A recording will be available by phone for seven days. The playback call may be accessed at 877-344-7529, access code 2265530. ------------------------------------------------------------------------------------------------------------------- At ONEOK (NYSE: OKE), we deliver energy products and services vital to an advancing world. We are a leading midstream operator that provides gathering, processing, fractionation, transportation and storage services. Through our more than 50,000-mile pipeline network, we transport the natural gas, natural gas liquids (NGLs), refined products and crude that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future. As one of the largest diversified energy infrastructure companies in North America, ONEOK is delivering energy that makes a difference in the lives of people in the U.S. and around the world. ONEOK is an S&P 500 company headquartered in Tulsa, Oklahoma. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook, X and Instagram. ### October 4, 2023 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582